Exhibit 4.1

ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS# COMMON STOCK COMMON STOCK NO PAR VALUE Certificate Shares Number * 000000* ****************** * * 000000* ***************** ZQ00000000 000000**** **************** Mesa Air Group, Inc. 000000***** *************** 000000****** ************** INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA Mr** Alexander. David Sample Mr**** Alexander. David Sample Mr**** Alexander. David Sample Mr**** Alexander. David Sample Mr**** Alexander. David Sample SEE REVERSE FOR CERTAIN DEFINITIONS Mr**** Alexander. David Sample Mr**** Alexander. David Sample Mr**** Alexander. David Sample Mr****Alexander. David Sample Mr**** Alexander. David THIS CERTIFIES THAT Sample Mr**** Alexander. David Sample Mr**** Alexander. David Sample Mr**** Alexander. David Sample Mr**** Alexander. David Sample Mr**** Alexander. David Sample Mr**** MR Alexander. David SAMPLE. Sample Mr**** Alexander. David Sample MRS& Mr**** Alexander. SAMPLE. David Sample Mr**** Alexander. & David Sample Mr**** . Alexander David Sample Mr**** Alexander. David Sample Mr**** Alexander. David Sample Mr**** Alexander David Sample Mr**** Alexander. David Sample **** CUSIP 513590479 Mr Alexander. David Sample Mr**** Alexander. David Sample Mr**** Alexander. David Sample Mr**** Alexander. David Sample Mr**** Alexander. David Sample Mr****Alexander. David Sample Mr****Alexander. David Sample Mr**** Alexander. David SampleMr****Alexander. David SampleMr**** Alexander. David Sample Mr**** Alexander. MR David Sample SAMPLE. Mr**** Alexander. David Sample Mr**** MRS&Alexander. David Sample SAMPLE. Mr**** Alexander. David Sample Mr**** Alexander. David Sample Mr****Alexander. David Sample Mr**** Alexander. David Sample Mr****Alexander. David Sample Mr**** Alexander. David Sample Mr**** . Alexander David Sample Mr**** Alexander. David Sample Mr**** Alexander. David Sample Mr**** Alexander. David Sample Mr**** Alexander. David Sample **** Mr Alexander. David Sample Mr**** Alexander. David Sample Mr**** Alexander. David Sample Mr**** Alexander. David Sample Mr**** Sample. Mr**** Sample. is the owner of **000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares
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**Shares****000000**Shares****000000**Shares**** 000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****0 THIS CERTIFICATE IS TRANSFERABLE IN 00000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****00 ***ZERO HUNDRED THOUSAND 0000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000 CITIES DESIGNATED BY THE TRANSFER 000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****0000 AGENT, AVAILABLE ONLINE AT 00**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****00000 0**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000 ZERO HUNDRED AND ZERO*** www **Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000* *Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000** Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**S FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF Mesa Air Group, Inc called(hereinafter. the “Company”) transferable, on the books of the Company in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed This. Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Articles of Incorporation, as amended, and the By-Laws, as amended, of the Company of(copies which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents This. Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers. DATED DD-MMM-YYYY COUNTERSIGNED AND REGISTERED: COMPUTERSHARE TRUST COMPANY, N . TRANSFER AGENT AND REGISTRAR, Executive Vice President, General Counsel and Secretary By AUTHORIZED SIGNATURE CUSIP/IDENTIFIER XXXXXX XX X Holder ID XXXXXXXXXX Insurance Value 00.1,000,000 Number of Shares 123456 DTC 12345678901234512345678 PO BOX 43004, Providence, RI 02940-3004 Certificate Numbers Num/No Denom. Total. MR A SAMPLE 1234567890/1234567890 1 1 1 DESIGNATION (IF ANY) 1234567890/1234567890 2 2 2 ADD 1 ADD 2 1234567890/1234567890 3 3 3 1234567890/1234567890 4 4 4 ADD 3 ADD 4 1234567890/1234567890 5 5 5 1234567890/1234567890 6 6 6 Total Transaction 7

Mesa Air Group, Inc.

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, A SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE ARTICLES OF INCORPORATION OF THE COMPANY, AS AMENDED, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.

THE SECURITIES OF MESA AIR GROUP, INC. REPRESENTED BY THIS CERTIFICATE OR DOCUMENT ARE SUBJECT TO VOTING RESTRICTIONS WITH RESPECT TO CERTAIN SECURITIES HELD BY PERSONS OR ENTITIES THAT FAIL TO QUALIFY AS "CITIZENS OF THE UNITED STATES" AS THE TERM IS DEFINED IN SECTION 40102 (A)(15) OF SUBTITLE VII OF TITLE 49 OF THE UNITED STATES CODE, AS AMENDED, IN ANY SIMILAR LEGISLATION OF THE UNITED STATES ENACTED IN SUBSTITUTION OR REPLACEMENT THEREFOR, AND AS INTERPRETED BY THE DEPARTMENT OF TRANSPORTATION, ITS PREDECESSORS AND SUCCESSORS, FROM TIME TO TIME. SUCH VOTING RESTRICTIONS ARE CONTAINED IN THE ARTICLES OF INCORPORATION AND THE BYLAWS OF MESA AIR GROUP, INC., AS THE SAME MAY BE AMENDED OR RESTATED FROM TIME TO TIME. A COMPLETE AND CORRECT COPY OF SUCH ARTICLES OF INCORPORATION AND THE BYLAWS SHALL BE FURNISHED FREE OF CHARGE TO THE HOLDER OF THE SECURITIES REPRESENTED HEREBY UPON WRITTEN REQUEST TO THE SECRETARY OF MESA AIR GROUP, INC.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH IN THE SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION (AS THERETOFORE AMENDED, THE "CHARTER"), OF THE CORPORATION. A COPY OF THE CHARTER CONTAINING SUCH TRANSFER RESTRICTIONS IS AVAILABLE UPON WRITTEN REQUEST TO THE CORPORATION'S CORPORATE SECRETARY AT ITS PRINCIPAL PLACE OF BUSINESS.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	- .... Custodian .... (Cust) (Minor) under Uniform Gifts to Minors Act .... (State)
TEN ENT	- as tenants by the entireties		
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT	- .... Custodian (until age ....) (Cust) .... under Uniform Transfers to Minors Act .... (Minor) (State)

Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received, ______________________ hereby sell, assign and transfer unto [ ]

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

____

____

____ Shares

of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney

to transfer the said stock on the books of the within-named Company with full power of substitution in the premises.

Dated: ______________________ 20 ________

Signature: ______________________

Signature: ______________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

The IRS requires that we report the cost basis of certain shares acquired after January 1, 2011. If your shares were covered by the legislation and you have sold or transferred the shares and requested a specific cost basis calculation method, we have processed as requested. If you did not specify a cost basis calculation method, we have defaulted to the first in, first out (FIFO) method. Please visit our website or consult your tax advisor if you need additional information about cost basis.

If you do not keep in contact with us or do not have any activity in your account for the time periods specified by state law, your property could become subject to state unclaimed property laws and transferred to the appropriate state.

SECURITY INSTRUCTIONS
THIS IS WATERMARKED PAPER. DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

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